FOR IMMEDIATE RELEASE

Vail Resorts Contacts:

Investor Relations:  Hayley Wolff, (303) 404-1827, hwolff@vailresorts.com
Media:  Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com

Vail Resorts Announces Offering of Senior Subordinated Notes

BROOMFIELD, Colo. – April 11, 2011 – Vail Resorts, Inc. (“Vail”) (NYSE:  MTN) announced today that it intends to offer approximately $390 million in aggregate principal amount of senior subordinated notes due 2019 (the “Notes”). The net proceeds from the offering of the Notes are expected to be used to fund the previously announced cash tender offer by Vail for any and all of its outstanding 6¾% Senior Subordinated Notes due 2014 (“2014 Notes”) and to redeem any 2014 Notes not purchased in such tender offer.

Vail will make the offering pursuant to certain exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The initial purchasers of the Notes will offer the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act.  The Notes will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under such laws or applicable exemptions from such registration requirements.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes described in this press release, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Statements in this press release, other than statements of historical information, are forward looking statements.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse affects on the overall travel and leisure related industries; unfavorable weather conditions or natural disasters; adverse events that occur during our peak operating periods combined with the seasonality of our business; competition in our mountain and lodging businesses; our ability to grow our resort and real estate operations; our ability to successfully complete real estate development projects and achieve the anticipated financial benefits from such projects; further adverse changes in real estate markets; continued volatility in credit markets; our ability to obtain financing on terms acceptable to us to finance our real estate development, capital expenditures and growth strategy; our reliance on government permits or approvals for our use of Federal land or to make operational improvements; adverse consequences of current or future legal claims; our ability to hire and retain a sufficient seasonal workforce; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options; negative publicity which diminishes the value of our brands; our ability to integrate and successfully realize anticipated benefits of acquisitions or future acquisitions; and implications arising from new Financial Accounting Standards Board/governmental legislation, rulings or interpretations.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.  Investors are also directed to other risks discussed in documents filed by us with the Securities and Exchange Commission.